UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

WAVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 13, 2012, Wave Systems Corp. (the “Company”) received notification from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s Class A common stock, par value $.01 per share (the “Class A Common Stock”) was subject to potential delisting from The Nasdaq Capital Market because for a period of 30 consecutive business days, the bid price of the Company’s Class A Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”).

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until January 10, 2013, to regain compliance.  Subsequently, on January 10, 2013, the Company was provided an additional 180 calendar day compliance period, or until July 8, 2013, to demonstrate compliance.

On July 9, 2013, the Company received a subsequent notification from Nasdaq indicating that the Company had not regained compliance with the Bid Price Rule (attached as Exhibit 99.1).  The Company would have been in compliance with the Bid Price Rule if at any time prior to July 8, 2013, the bid price for the Class A Common Stock closed at $1.00 per share or above for a minimum of 10 consecutive business days.

The Company intends to request a hearing before a Nasdaq Hearing Panel (the “Panel”), will present a plan to regain compliance with the Bid Price Rule and will request that the Panel allow the Company additional time to regain compliance.  The Company’s Class A Common Stock will continue to be listed and registered on The Nasdaq Capital Market pending the determination of the Panel.  If we do not regain compliance with the Bid Price Rule and otherwise meet all of the other continued listing requirements of The Nasdaq Capital Market prior to the determination of the Panel, and the Panel declines to grant our request for continued listing on The Nasdaq Capital Market, trading of the Company’s Class A Common Stock will be suspended and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.

While the Company intends to present a viable plan to regain compliance, there can be no assurance that the Panel will grant the Company’s request for continued listing on the Nasdaq Capital Market, or that the Company’s plans to exercise diligent efforts to maintain the listing of its Class A Common Stock on Nasdaq will be successful.  If the Company’s Class A Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Class A Common Stock would be traded on the OTC Bulletin Board.

The level of trading activity of the Company’s Class A Common Stock may decline if it is no longer listed on the NASDAQ Capital Market.  If the Company’s Class A Common Stock ceases to be listed for trading on the NASDAQ Capital Market for any reason it may harm the Company’s stock price, increase the volatility of the Company’s stock price and make it more difficult for holders of the Company’s Class A Common Stock to sell their shares.

A failure to be listed on the NASDAQ Capital Market may also make it more difficult for the Company to raise additional capital required to operate our business on favorable terms, if at all,

which may have a material adverse effect on the Company’s business, financial condition and results of operations.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

Exhibit 99.1	Letter from Listing Qualifications Department of The Nasdaq Stock Market, dated as of July 9, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: July 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Letter from Listing Qualifications Department of The Nasdaq Stock Market, dated as of July 9, 2013.